EXHIBIT 10.6

EXECUTION VERSION

MANAGEMENT SERVICES AGREEMENT

This Management Services Agreement (“Management Agreement”) is made as of April 30, 2010, among Thermon Industries, Inc., a Texas corporation (the “Company”), CHS Management V LP, a Delaware limited partnership (“CHS”), Thompson Street Capital Manager LLC, a Delaware limited liability company (“TSCP”), Crown Investment Series LLC – Series 4, a Delaware series limited liability company (“Crown”), and Star Investment Series LLC – Series 1, a Delaware series limited liability company (“Star” and, together with CHS, TSCP, and Crown, the “Advisors.”

WHEREAS, the Company desires to retain the Advisors and the Advisors desire to perform for the Company and its subsidiaries and other affiliates ongoing services;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

1. Term. This Management Agreement shall be in effect for an initial term of ten (10) years commencing on the date hereof (the “Term”), and shall be automatically extended thereafter on a year to year basis unless the Company or CHS provides written notice to the other party of its desire to terminate this Management Agreement 90 days prior to the expiration of the Term or any extension thereof.

2. Services. The Advisors shall perform or cause to be performed such services for the Company, its subsidiaries and other affiliates as reasonably directed by the Company’s board of directors (the “Board”), which may include, without limitation, the following:

(a) general executive and management services;

(b) identification, support, negotiation and analysis of acquisitions and dispositions by the Company and its subsidiaries and other affiliates;

(c) support, negotiation and analysis of financing alternatives, including, without limitation, in connection with acquisitions, capital expenditures and refinancing of existing indebtedness;

(d) finance functions, including assistance in the preparation of financial projections, and monitoring of compliance with financing agreements;

(e) marketing functions, including monitoring of marketing plans and strategies;

(f) human resource functions, including searching and hiring of executives; and

(g) other services for the Company, its subsidiaries and other affiliates upon which the Board and the Advisors agree.

3. Advisory Fees.

(a) In connection with the on-going services provided by the Advisors pursuant to this Management Agreement, the Company shall pay the Advisors an aggregate amount equal to $166,667 per month (the “Aggregate Monthly Advisory Fee”) plus the reasonable out-of-pocket expenses incurred by the Advisors in connection with such services. Initially, the portion of the Aggregate Monthly Advisory Fee payable to each of CHS, TSCP, Crown and Star (each, an “Advisory Payment”) shall be $103,876, $38,760, $22,868 and $1,163, respectively. The Aggregate Monthly Advisory Fee shall be payable monthly in arrears on the last day of each month. The first payment of the Aggregate Monthly Advisory Fee shall be prorated for any partial month in which the Aggregate Monthly Advisory Fee begins to accrue and shall be payable on May 31, 2010. Notwithstanding the foregoing, on the date hereof, TSCP is being paid $1,046,520 as an advance of all Advisory Payments (excluding, for clarity, any expense reimbursements) payable from the date hereof through July 31, 2012, and, accordingly, TSCP shall not accrue or receive any Advisory Payments (excluding, for clarity, any expense reimbursements) following the date hereof until the regular payment of the Aggregate Monthly Advisory Fee payable on August 31, 2012.

(b) If, following the date hereof, the Aggregate Monthly Advisory Fee is increased or decreased or if one or more Advisors contributes additional capital to Thermon Group Holdings, Inc. or any of its direct or indirect subsidiaries, including the Company, in exchange for any debt or equity securities of Thermon Group Holdings, Inc. or any of its direct or indirect subsidiaries, including the Company, the Aggregate Monthly Advisory Fee (as so increased or decreased, if applicable) shall thereafter be allocated among the Advisors pro rata based on the aggregate amount of unreturned capital invested at any time by an Advisor in the debt or equity securities of the Company or any of its affiliates, divided by the aggregate amount of unreturned capital invested at any time by all Advisors in the debt or equity securities of the Company or any of its affiliates.

(e) Notwithstanding anything to the contrary contained herein, no payments shall be payable hereunder (and the Company shall not be in default or in breach or violation of its obligations hereunder) to the extent such payments would cause a default under, or would be prohibited by, the Credit Agreement dated as of April 30, 2010 (such Credit Agreement, together with any replacement thereof or successor thereto (including upon any refinancing of the indebtedness evidenced thereby), the “Credit Agreement”) among the Company, the lenders from time to time party thereto (“Lenders”) and General Electric Capital Corporation, as agent for the Lenders (together with its successors and assigns, “Agent”). If any payment not permitted to be made under this paragraph is so made, such payment shall not be commingled with any of the assets of the Advisors or any other recipient, shall be held in trust by the Advisors or such other recipient for the benefit of Agent and each Lender and shall be promptly returned to the Company. No amounts owing under this Management Agreement shall be secured by any lien or other encumbrance. The Agent and the Lenders are intended third party beneficiaries of the provisions set forth in this paragraph, and such provisions may not be amended, waived or modified in any respect without the prior written consent of Agent.

4. Personnel. The Advisors shall provide and devote to the performance of this Management Agreement such partners, employees and agents of the Advisors as the Advisors shall deem appropriate to the furnishing of the services required.

5. Liability. Neither the Advisors nor any of their affiliates, partners, employees or agents shall be liable to the Company, its subsidiaries or its affiliates for any loss, liability, damage or expense arising out of or in connection with the performance of services contemplated by this Management Agreement, except to the extent such loss, liability, damage or expense shall be proven to result from the gross negligence, willful misconduct or bad faith on the part of the applicable Advisor, its officers, directors, affiliates, partners, members, managers, beneficial owners, trustees, employees and agents.

6. Indemnity. The Company and its subsidiaries shall defend, indemnify and hold harmless the Advisors, their officers, directors, affiliates, partners, members, managers, beneficial owners, trustees, employees and agents from and against any and all loss, liability, damage, or expenses arising from any claim (a “Claim”) by any person with respect to, or in any way related to, the performance of services contemplated by this Management Agreement (including attorneys’ fees) (collectively, “Claims”) resulting from any act or omission of the Advisors, their officers, directors, affiliates, partners, members, trustees, employees or agents, except to the extent of Claims which shall be proven to be the direct result of gross negligence, bad faith or willful misconduct by an Advisor or such Advisor’s affiliates, partners, members, trustees, employees or agents. The Company and its subsidiaries shall defend at their own cost and expense any and all suits or actions (just or unjust) which may be brought against the Company, its subsidiaries or the Advisors, their officers, directors, affiliates, partners, members, trustees, employees or agents or in which the Advisors, their officers, directors, affiliates, partners, members, trustees, employees or agents may be impleaded with others upon any Claim or Claims, or upon any matter, directly or indirectly, related to or arising out of this Management Agreement or the performance hereof by the Advisors, their officers, directors, affiliates, partners, members, trustees, employees or agents, except that if such damage shall be proven to be the direct result of gross negligence, bad faith or willful misconduct by an Advisor or such Advisor’s affiliates, partners, members, trustees, employees or agents, then such Advisor shall reimburse the Company and its subsidiaries for the costs of defense and other costs incurred by the Company and its subsidiaries.

7. Independent Contractors. Nothing herein shall be construed to create a joint venture or partnership between the parties hereto or an employee/employer relationship. The Advisors shall be independent contractors pursuant to this Management Agreement. No party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of any other party or to bind the other party to any contract, agreement or undertaking with any third party.

8. Notice. All notices hereunder shall be in writing and shall be delivered by hand, by facsimile (or photo or other electronic means), by local messenger or by reputable overnight courier. Notices shall be deemed given: (1) when received, if delivered by hand or local messenger; (2) when sent, if sent by facsimile, photo or other electronic means during the recipient’s normal business hours; (3) on the first business day after being sent, if sent by facsimile, photo or other electronic means other than during the recipient’s normal business hours; and (4) one business day after being delivered to a reputable overnight courier for next day delivery. A notice delivered by facsimile, photo or other electronic means shall only be effective on the date set forth above, however, if the notice is also given by hand, local messenger or courier no later than two business days after its delivery by facsimile, photo or other electronic means. All notices shall be addressed as follows: (1) if to the Company: Thermon Group Holdings, Inc. C/O CHS Private Equity V LP, 10 South Wacker Drive, Suite 3175, Chicago, Illinois 60606, Attention: Daniel J. Hennessy and Marcus J. George, Fax: (312) 876-3854; with copies (which shall not constitute notice) to CHS Private Equity V LP, 10 South Wacker Drive, Suite 3175, Chicago, Illinois 60606, Attention: Daniel J. Hennessy and Marcus J. George, Fax: (312) 876-3854 and to Sidley Austin LLP, One South Dearborn, Chicago, Illinois 60603, Attention: Roger R. Wilen and Jeffrey N. Smith, Fax: (312) 853-7036; (2) if to CHS: CHS Private Equity V L.P., 10 South Wacker Drive, Suite 3175, Chicago, Illinois 60606, Attention: Daniel J. Hennessy and Marcus J. George, Fax: (312) 876-3854, with a copy (which shall not constitute notice) to Sidley Austin LLP, One South Dearborn, Chicago, Illinois 60603, Attention: Roger R. Wilen and Jeffrey N. Smith, Fax: (312) 853-7036; (3) if to TSCP: Thompson Street Capital Partners II, L.P., Thompson Street Capital Partners II, L.P., 120 South Central Avenue, Suite 600, Saint Louis, Missouri 63105, Fax: (314) 727-2118, Attention: James A Cooper; with copies (which shall not constitute notice) to Bryan Cave, One Metropolitan Square, 211 North Broadway, Suite 3600, Saint Louis, Missouri 63102-2750, Attention: Seth M. Frederiksen, Fax: (314) 552-8566; (4) if to Crown or Star: Crown Investment Series LLC, 222 North LaSalle Street, Chicago, Illinois 60601, Fax: (312) 984-1427, Attention: James Star; with copies (which shall not constitute notice) to Neal Gerber Eisenberg LLP, 2 North LaSalle Street, Suite 1700, Chicago, Illinois 60602, Attention: Michael B. Gray, Fax: (312) 750-6551; or (in each case) to such other addresses or addressees as may be designated by notice given in accordance with the provisions of this Section 8.

9. Assignment. None of the parties may assign any obligations hereunder to any other party without the prior written consent of the other parties and such consent shall not be unreasonably withheld; provided, however, that each Advisor may assign its rights and obligations under this Management Agreement to any of its affiliates without the consent of the Company. The assignor shall remain liable for the performance of any assignee.

10. Successors. This Management Agreement and all the obligations and benefits hereunder shall inure to the successors and assigns of the parties.

11. Counterparts. This Management Agreement may be executed and delivered by each party hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same agreement.

12. Entire Agreement; Modification; Governing Law. The terms and conditions hereof constitute the entire agreement between the parties hereto with respect to the subject matter of this Management Agreement and supersede all previous communications, either oral or written, representations or warranties of any kind whatsoever, except as expressly set forth herein. No modifications of this Management Agreement nor waiver of the terms or conditions thereof shall be binding upon any party unless approved in writing by an authorized representative of such party. All questions concerning the construction, validity, enforcement and interpretation of this Management Agreement shall be governed by the internal law of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware.

13. Termination of Obligation to Pay Advisory Payments on Sale of the Company. Notwithstanding any provision herein to the contrary, the Company’s obligation to continue to pay the Advisory Payments shall terminate on the earlier of (a) the date of consummation of a Sale of the Company (as defined in the Amended and Restated Securityholder Agreement, dated as of the date hereof, among CHS, TSCP, Crown, Star and the other parties thereto), and (b) the occurrence of an “Event of Default” under the Credit Agreement that results in (i) the foreclosure by Agent or required Lenders on all or substantially all of the assets of the Company and the Company’s subsidiaries pledged to Agent as security for the obligations under the Credit Agreement or (ii) the exercise by Agent or required Lenders of their stock pledge rights with respect to the stock of the Company and/or its subsidiaries; provided that, in each of the cases described in (a) and (b) above, the Company shall remain liable for any accrued but unpaid Advisory Payments (and unreimbursed expenses) through such date.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed this Management Services Agreement as of the date first written above.

THERMON INDUSTRIES, INC.

By:	/s/ Rodney Bingham
Name:	Rodney Bingham
Its:	President

Signature Page to

Management Services Agreement

CHS MANAGEMENT V LP

By:	Code Hennessy & Simmons LLC, its General Partner

By:	/s/ Marcus J. George
Name:	Marcus J. George
Its:	Partner

Signature Page to

Management Services Agreement

THOMPSON STREET CAPITAL MANAGER LLC

By:	/s/ James A. Cooper
Name:	James A. Cooper
Its:	Managing Principal

Signature Page to

Management Services Agreement

CROWN INVESTMENT SERIES LLC – SERIES 4

By:	Longview Asset Management LLC, its Manager

By:	/s/ James Star
Name:	James Star
Its:	President

STAR INVESTMENT SERIES LLC – SERIES 1

By:	/s/ James Star
Name:	James Star
Its:	Manager

Signature Page to

Management Services Agreement